FOR IMMEDIATE RELEASE	CONTACTS
Investors: Eric Olsen (703) 480-6705
Media: Sherry Peske (703) 480-3632
Special Committee of Lafarge North America Board of Directors
Considering Tender Offer Commenced by Lafarge S.A.
HERNDON, VA, February 21, 2006 — Lafarge North America Inc. (NYSE & TSX: LAF), the leading supplier of construction materials in the U.S. and Canada, today confirmed that its majority stockholder, Lafarge S.A. (Paris Stock Exchange: LG; NYSE: LR), has commenced a cash tender offer to acquire all of the outstanding shares of Lafarge North America’s common stock not already owned by Lafarge S.A. or its affiliates for $75.00 per share. As part of the transaction, Lafarge S.A. is also offering to purchase all outstanding exchangeable preference shares of Lafarge Canada Inc., a subsidiary of Lafarge North America.
The tender offer is under consideration by the Special Committee of the Board of Directors of Lafarge North America, which is comprised of directors who are unaffiliated with Lafarge S.A. The Special Committee is being assisted in its consideration of the tender offer by its financial, legal and other advisors, including Merrill Lynch & Co., Simpson Thacher & Bartlett LLP, Venable LLP and MacKenzie Partners, Inc.
On or before March 6, 2006, Lafarge North America intends to file with the Securities and Exchange Commission a Solicitation/Recommendation Statement on Schedule 14D-9 stating whether the Special Committee recommends acceptance or rejection of the tender offer, expresses no opinion and remains neutral toward the tender offer, or is unable to take a position with respect to the tender offer, as well as setting forth the Special Committee’s reasons for its position with respect to the tender offer. Lafarge North America stockholders are urged to defer making any determination with respect to the tender offer until they have been advised of the Special Committee’s position with respect to the tender offer.

Profile
Lafarge North America is the U.S. and Canada’s largest diversified supplier of construction materials such as cement and cement-related products, ready-mixed concrete, gypsum wallboard, aggregates, asphalt and concrete products. The company’s materials are used in residential, commercial, institutional and public works construction across the U.S. and Canada. In 2005, net sales exceeded $4.3 billion.
Note to Stockholders
In response to the tender offer commenced by Lafarge S.A., Lafarge North America Inc. will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9. Lafarge North America stockholders are advised to read Lafarge North America’s Solicitation/Recommendation Statement on Schedule 14D-9 when it becomes available because it will contain important information. Stockholders may obtain a free copy of the Solicitation/Recommendation Statement on Schedule 14D-9 (when it becomes available), as well as any other documents filed by Lafarge North America in connection with the tender offer commenced by Lafarge S.A., free of charge at the SEC’s website at www.sec.gov, or from Lafarge North America at www.lafargenorthamerica.com, or by directing requests to MacKenzie Partners, Inc. at 800-322-2885 or at proxy@mackenziepartners.com.
Statements made in this press release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should,” and “continue” or similar words. These forward-looking statements may also use different phrases. Such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions (“Factors”), which are difficult to predict. Some of the Factors that could cause actual results to differ materially from those expressed in the forward-looking statements include, but are not limited to: the cyclical nature of the Company’s business; national and regional economic conditions in the U.S. and Canada; Canadian currency fluctuations; seasonality of the Company’s operations; levels of construction spending in major markets; supply/demand structure of the industry; competition from new or existing competitors; unfavorable weather conditions during peak construction periods; changes in and implementation of environmental and other governmental regulations; our ability to successfully identify, complete and efficiently integrate acquisitions; our ability to successfully penetrate new markets; and other Factors disclosed in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. In general, the Company is subject to the risks and uncertainties of the construction industry and of doing business in the U.S. and Canada. The forward-looking statements are made as of this date and the Company undertakes no obligation to update them, whether as a result of new information, future events or otherwise.
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Visit the Lafarge North America web site at www.lafargenorthamerica.com